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                                  EXHIBIT 6(b)

                                   BY-LAWS OF
                         KEYPORT LIFE INSURANCE COMPANY


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                            CERTIFICATION OF BY-LAWS

     I hereby certify that the attached fourteen pages are a true copy of the current By-Laws of Keyport Life Insurance Company.




  February 8, 1996                 /s/ James J. Klopper
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     Date                          James J. Klopper, Assistant Secretary


[SEAL]



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                         KEYPORT LIFE INSURANCE COMPANY

                                     BY-LAWS
                                    ARTICLE I
                                     CHARTER


     These by-laws, the powers of the Corporation and of the Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Charter of the Corporation as may be amended from time to time by the Corporation.


                                   ARTICLE II
                               OFFICES AND RECORDS


     The principal office of the Corporation shall be in the City of Providence, in the State of Rhode Island.

     The Corporation may also have offices at such other places in Rhode Island or elsewhere as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

     The records of the Corporation shall by kept at the principal office of the Corporation or at such other place in the State of Rhode Island as the Board of Directors may from time to time designate.


                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS


SECTION 1 - PLACE OF STOCKHOLDERS MEETING

     All meetings of the stockholders for the election of Directors shall by held in Rhode Island, either at the principal office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors. Meetings of the stockholders for any other purpose may be held at such time and place in the State


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of Rhode Island or elsewhere, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


SECTION 2 - ANNUAL MEETINGS

     Annual meetings of stockholders shall be held at eleven o'clock in the forenoon of the first Wednesday in March of each year if not a legal holiday, and if a legal holiday, at the same hour in the next secular day following at eleven A.M. If such annual meeting is omitted by oversight or otherwise on the day herein specified, a special meeting may be held in place thereof and any elections or business transacted therein shall have the same effect as if transacted or held at the annual meeting. At the annual meeting of the stockholders there shall be elected by a plurality vote a Board of Directors and there shall be transacted such other business as may be properly brought before the meeting, including those prescribed by law and by the Charter.


SECTION 3 - NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Written notice of the time and place of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.


SECTION 4 - SPECIAL MEETINGS OF THE STOCKHOLDERS

     Special meetings of the stockholders for any purpose, or purposes, unless otherwise prescribed by law or by the Charter, may be called by the President and shall be called by the President or Secretary at the request in writing of the majority of the Board of Directors.


SECTION 5 - NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Notice of the time, place and purpose of any special meeting of the stockholders shall be given by the Board of Directors or by the President and Secretary by publication at least thirty days prior to such meeting as may from time to time be provided by law.

     Written notice of the time and place of each special meeting of the stockholders shall by given at least ten days prior to such


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meeting to each stockholder entitled to vote thereat, addressed to each stockholder at his address as it appears on the books of the Corporation. The notice shall specify the purpose of such meeting.


SECTION 6 - QUORUM OF STOCKHOLDERS

     At all meetings of the stockholders except as otherwise provided by law for a special meeting of the stockholders, holders of a majority of all stock issued and outstanding and entitled to vote thereat, as shown on the books of the Corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If such quorum is not present or represented at any meeting of the stockholders, the holders of less than a majority may constitute a quorum for the purpose of adjourning the meeting, from time to time without notice, except the announcement thereof at the meeting, until a quorum shall by present or represented. At such adjourned meeting wherein a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting except where a larger vote is required by law or by the Charter, in which case such express provisions shall govern and control the decision of the question.


SECTION 7 - VOTING

     Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power and registered on the books of the Corporation.


                                   ARTICLE IV
                               BOARD OF DIRECTORS


SECTION 1 - DIRECTORS

     The Board of Directors shall consist of nine, one-third of whom shall be elected by the stockholders at each annual meeting,


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for three-year terms as provided in the Charter.  Each Director shall serve the term for which he is elected and until his successor is elected and qualified. Vacancies may by filled by a majority vote of the Directors then in office, though less than a quorum. Directors so chosen shall hold office for the term for which they are elected and until their successors are duly elected and qualified, unless sooner displaced. Any vacancies from time to time existing in the Board of Directors may by left unfilled. The Directors shall be stockholders and at least a majority of the Directors shall be residents of the State of Rhode Island.


SECTION 2 - POWERS OF THE BOARD OF DIRECTORS

     The business of the Corporation shall be managed by the Board of Directors which shall have and may exercise all powers of the Corporation, and do all such lawful acts except as are by law or by the Charter or by these By-laws conferred upon, or required to be done or exercised by the stockholders.


SECTION 3 - MEETINGS OF THE BOARD OF DIRECTORS

     (a) The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Rhode Island.

     (b) Regular meetings of the Board of Directors may be held without notice at such time and at such places as shall from time to time be determined by the Board.

     (c) Special meetings of the Board of Directors may be called by the President, or such other person as the Board of Directors may designate, or on the written request of the majority of the Board of Directors then in office, upon two days notice in writing prior to the date of the meeting to each Director.

     (d) Meetings of the Board of Directors may also be held by means of a telephone conference circuit and connections to such circuit shall constitute presence at such meetings.


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SECTION 4 - QUORUM OF THE BOARD OF DIRECTORS

     A majority of the Directors holding office at the time of a meeting shall constitute a quorum for the transaction of business, and the act of a majority of Directors present shall decide any question brought before the meeting, except as may otherwise be specifically provided by law or by the Charter. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum shall be present.


                                    ARTICLE V
                                     NOTICES


SECTION 1 - NOTICES

     Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notices mailed shall be deemed to be given at the time when the same shall be mailed. Notices to Directors may also be given by telegram. Notices of meetings of stockholders or of the Board of Directors shall state the time, place and purpose of such meeting.


SECTION 2 - WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of statutes or of the Charter, or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice either before or after the time stated therein, shall be deemed equivalent thereto. Notice of the time, place and purpose of any meeting of the stockholders or Board of Directors may be waived in writing by any stockholder or director, either before or after such meeting; and attendance in person, or in the case of a meeting of the stockholders, by proxy, at a meeting of the stockholders or Board of Directors shall be equivalent to having waived notice thereof.


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                                   ARTICLE VI
                                   COMMITTEES


SECTION 1 - EXECUTIVE COMMITTEE

     The Board of Directors may, by resolution passed by a majority of the whole Board, create an Executive Committee which shall consist of three or more members of the Board. Such Executive Committee shall have and exercise the authority of the Board of Directors over the ordinary operations of the business of the Corporation between the regular meetings of the Board of Directors. Each member of the Executive Committee shall hold office until his successor is duly appointed. The Executive Committee shall establish its own rules of procedures subject to the approval of the Board of Directors, and shall meet at such times and places as may be provided by such rules. The Executive Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


SECTION 2 - OTHER COMMITTEES

     The Board of Directors may also create by resolution passed by a majority of the whole Board such other committees with such authority and duties as the Board of Directors may from time to time deem advisable.


                                   ARTICLE VII
                       COMPENSATION OF BOARD OF DIRECTORS


     The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid such a sum for attendance at each meeting of the Board of Directors as the Board of Directors may from time to time prescribe. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at committee meetings.


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                                  ARTICLE VIII
                                    OFFICERS


SECTION 1 - APPOINTMENT OF OFFICERS

     The Officers of the Corporation shall include a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Treasurer and a Secretary, who shall be elected for one year by the Board of Directors at their first meeting following the annual meeting of the stockholders, and who shall hold office until their successors are elected and qualified. Two or more offices, other than the offices of President and Secretary, may be held by the same person. The President shall be chosen from among the Directors.


SECTION 2 - OTHER OFFICERS

     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such power, and perform such duties as shall be determined from time to time by the Board.


SECTION 3 - SALARIES

     The salaries of all officers and agents of the Corporation shall be fixed by or in accordance with the authorization of the Board of Directors.


SECTION 4 - REMOVAL AND VACANCIES

     Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the majority of the Board of Directors. Such removal may be with or without cause.

     Any vacancy occurring in any office of the Corporation from whatever cause resulting shall be filled by the Board of Directors.


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                                   ARTICLE IX
                          POWERS AND DUTIES OF OFFICERS


SECTION 1 - THE PRESIDENT

     The President, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of stockholders and directors. The President shall have general supervision of the affairs of the Corporation, shall make reports to the Board of Directors and stockholders, and perform all such duties as are incident to his office or as are properly required of him by the Board of Directors.


SECTION 2 - THE VICE PRESIDENTS

     The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall in the absence or disability of the President perform the duties of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


SECTION 3 - THE SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, and shall keep an accurate record of the proceedings of all such meetings in books provided, and to be kept for that purpose. The Secretary or an Assistant Secretary shall attend all meetings of the committees established by the Board of Directors pursuant to these by-laws. The Secretary shall record all votes of the Corporation and keep such other records and conduct such correspondence for the Corporation as the Board of Directors and the Executive Committee may require. He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors in the manner prescribed by these by-laws and shall perform all such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the Seal of the Corporation.


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     The Assistant Secretary, if any be chosen by the Board of Directors or if there be more than one, the Assistant Secretaries, in the order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and execute the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


SECTION 4 - TREASURER

     The Treasurer shall have the care and custody of the corporate funds and securities and shall keep a full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements and shall render to the President and Board of Directors at its regular meetings, or when the Board of Directors so requires it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have the power to endorse for deposit or collection all notes, checks, drafts or other obligations for the payment of money payable to the Corporation or its order.

     The Assistant Treasurer, if any be chosen by the Board of Directors, and if there be more than one, the Assistant Treasurers, in the order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and execute the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


SECTION 5 - GENERAL POWERS OF OFFICERS

     Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time prescribe.


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SECTION 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Any person who at any time serves or shall serve as a Director or Officer of the Corporation whether or not in office at the time shall be indemnified or reimbursed against and for any and all claims and liabilities to which he may be or become subject by reason of such service and against and for any and all expenses necessarily incurred or amounts paid in connection with the defense or reasonable settlement or any legal or administrative proceedings to which he is made a party by reason of such service, except in relation to matters to which he shall be finally adjudged to be liable of negligence or misconduct in the performance of his official duties. Such a right of indemnification and reimbursement shall also extend to the personal representatives of any such person. Such rights shall not be deemed exclusive of any other rights to which any such Director, officer or his personal representatives may be entitled, under any other by-law or any agreement or vote of the stockholders or Directors or otherwise.


                                    ARTICLE X
                                      STOCK


SECTION 1 - STOCKHOLDERS

     Every stockholder of the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation and bearing the Corporate Seal, certifying the number of shares owned by him.


SECTION 2 - CERTIFICATES

     Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation or a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the Corporate Seal, may be facsimile. In case any officer or officers who have signed, or


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whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.


SECTION 3 - LOST CERTIFICATES

     The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


SECTION 4 - TRANSFERS OF STOCK

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


SECTION 5 - CLOSING OF TRANSFER BOOKS

     The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the


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date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


SECTION 6 - REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Rhode Island.


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                                   ARTICLE XI
                               GENERAL PROVISIONS


SECTION 1 - DIVIDENDS

     (a) Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the charter.

     (b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


SECTION 2 - ANNUAL STATEMENT

     The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


SECTION 3 - CHECKS

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


SECTION 4 - FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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                                   ARTICLE XII
                                 CORPORATE SEAL


     The Seal of the Corporation shall consist of a flat-faced circular die with the words "Keyport Life Insurance Company, Chartered 1957, Rhode Island" cut or engraved thereon.


                                  ARTICLE XIII
                                   AMENDMENTS


     All by-laws of this Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the Board of Directors at any meeting, provided notice of the proposed alteration or repeal, or of the proposed new by-laws be included in the notice of such meeting or waiver thereof.


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